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                                                                   EXHIBIT T3C-3


                      SECURITY AND INTERCREDITOR AGREEMENT

         SECURITY AND INTERCREDITOR AGREEMENT (this "Security and Intercreditor Agreement"), dated as of ___________ ___, 2005, among Trenwick America LLC, a Delaware limited liability company ("TAC"), and Trenwick America Litigation Trust, a Delaware statutory trust ("Litigation Trust") (TAC and Litigation Trust are sometimes collectively referred to herein as "Grantors" and individually as a "Grantor"); HSBC Bank USA, National Association, a national banking association, in its capacity as Collateral Agent for the Secured Parties (as hereinafter defined) (in such capacity, the "Collateral Agent"); _____________, as the initial lenders under the Credit Agreement (such initial lenders and any Person that hereafter becomes a "Lender" in accordance with the Credit Agreement, the "Lenders"); _________________________________________, in its
capacity as the Agent for the Lenders ("Agent"); HSBC Bank USA, National Association, a national banking association, in its capacity as the indenture trustee (the "Senior Subordinated Indenture Trustee") for the Senior Subordinated Note Holders; and HSBC Bank USA, National Association, a national banking association, in its capacity as the indenture trustee (the "Junior Subordinated Indenture Trustee") for the Junior Subordinated Note Holders.

                                  WITNESSETH:

         WHEREAS, pursuant to that certain Credit Agreement, dated as of the date hereof, by and among Grantors, Agent and Lenders (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"), the Lenders have agreed to make the Loans to Grantors;

         WHEREAS, pursuant to that certain Senior Subordinated Note Indenture, dated as of the date hereof, by and between TAC and the Senior Subordinated Indenture Trustee (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the "Senior Subordinated Note Indenture"), TAC has issued Senior Subordinated Notes to the Senior Subordinated Note Holders;

         WHEREAS, pursuant to that certain Junior Subordinated Note Indenture, dated as of the date hereof, by and between TAC and the Junior Subordinated Indenture Trustee (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the "Junior Subordinated Note Indenture"), TAC has issued Junior Subordinated Notes to the Junior Subordinated Note Holders;

         WHEREAS, in order to induce (i) Agent and Lenders to enter into the Credit Agreement and other Loan Documents and to induce Lenders to make the Loans as provided for in the Credit Agreement; (ii) Senior Subordinated Note Holders to accept the Senior Subordinated Notes; and (iii) Junior Subordinated Note Holders to accept the Junior Subordinated Notes: (a) TAC has agreed to grant to the Collateral Agent, for the benefit of itself and the other Secured Parties, a continuing Lien on the Collateral (as hereinafter defined) to secure the Secured Obligations (as hereinafter defined), with the Lenders receiving a first-priority Lien,



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the Senior Subordinated Note Holders receiving a second-priority Lien, and
Junior Subordinated Note Holders receiving a third-priority Lien and (b) the Litigation Trust has agreed to grant a continuing Lien on the Collateral to secure the Credit Agreement Obligations;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. DEFINED TERMS. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto. All other terms contained in this Security and Intercreditor Agreement, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined therein.

         "Account Debtor" means any Person who may become obligated to any Grantor under, with respect to, or on account of, an Account, Chattel Paper or General Intangibles (including a payment intangible).

         "Accounts" means all "accounts," as such term is defined in the Code, now owned or hereafter acquired by any Grantor.

         "Activation Notice" shall have the meaning set forth in Annex A.

         "Affiliates" shall have the meaning set forth in the Credit Agreement.

         "Agent" shall have the meaning set forth in the preamble hereof.

         "Applicable Insurance Regulatory Authority" means, when used with respect to any Regulated Insurance Company, (x) the insurance department or similar administrative authority or agency located in each state or other jurisdiction (foreign or domestic) in which such Regulated Insurance Company is domiciled, (y) the insurance department, authority or agency in each state or other jurisdiction (foreign or domestic) in which such Regulated Insurance Company is licensed, to the extent it has regulatory jurisdiction over such Regulated Insurance Company, and (z) any Federal or national insurance regulatory department, authority or agency that may be created and that has regulatory jurisdiction over such Regulated Insurance Company.

         "Bankruptcy Code" means the provisions of title 11 of the United States Code, 11 U.S.C. Sections 101 et seq.

         "Bankruptcy Law" means the Bankruptcy Code, or any similar federal, state or foreign law for the relief of debtors or any arrangement, reorganization, insolvency, moratorium, assignment for the benefit of creditors, any other marshalling of the assets and liabilities of any Grantor or any other Credit Party or any similar law relating to or affecting the enforcement of creditors' rights generally.

         "Blocked Accounts" shall have the meaning set forth in Annex A.


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         "Business Day" means any day except a Saturday, a Sunday or other day on which commercial banks and trust companies are authorized by law, regulation or executive order to remain closed in the City of New York.

         "Cash Management System" shall have the meaning set forth in Annex A.

         "Chattel Paper" means any "chattel paper," as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by any Grantor.

         "Closing Date" shall have the meaning set forth in the Credit
Agreement.

         "Code" means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of Delaware; provided, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, the Collateral Agent's or any Secured Party's Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Delaware, the term "Code" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

         "Collateral" shall have the meaning set forth in Section 2(a).

         "Collateral Agent" shall have the meaning set forth in the preamble hereof.

         "Commitments" shall have the meaning set forth in the Credit Agreement.

         "Contracts" means all "contracts," as such term is defined in the Code, now owned or hereafter acquired by any Grantor, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Grantor may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

         "Control Letter" means a letter agreement between the Collateral Agent and (i) the issuer of uncertificated securities with respect to uncertificated securities in the name of any Grantor, (ii) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of any Grantor, (iii) a futures commission merchant or clearing house, as applicable, with respect to commodity accounts and commodity contracts held by any Grantor, whereby, among other things, the issuer, securities intermediary or futures commission merchant disclaims any security interest in the applicable financial assets, acknowledges the Lien of the Collateral Agent, on behalf of itself and the other Secured Parties, on such financial assets, and agrees to follow the instructions or entitlement orders of Collateral Agent without further consent by the affected Grantor.


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         "Copyright License" means any and all rights now owned or hereafter acquired by any Grantor under any written agreement granting any right to use any Copyright or Copyright registration.

         "Copyrights" means all of the following now owned or hereafter adopted or acquired by any Grantor: (a) all copyrights and General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

         "Corporate Trust Office" means the office of the Collateral Agent at which the collateral agent business of the Collateral Agent shall, at any particular time, be principally administered, which office is, as of the date hereof, located at 452 Fifth Avenue, New York, New York 10018, attention:
Corporate Trust.

         "Credit Agreement" shall have the meaning set forth in the recitals hereof.

         "Credit Agreement Obligations" means all the Obligations under the Credit Agreement, including the obligations to repay the principal of the Term Loan (but excluding the portion of any Term Loan that has been converted to equity of TAC) and Revolving Loan (and the interest on the Term Loan and Revolving Loan) and each Grantor's obligations arising under the cross-guaranty provisions of Section 12 of the Credit Agreement.

         "Credit Agreement Secured Parties" means the Agent and the Lenders under the Credit Agreement.

         "Credit Party" shall have the meaning set forth in the Credit
Agreement.

         "Deposit Accounts" means all "deposit accounts" as such term is defined in the Code, now or hereafter held in the name of any Grantor.

         "Disbursement Account" shall have the meaning set forth in Annex A.

         "Documents" means all "documents," as such term is defined in the Code, now owned or hereafter acquired by any Grantor, wherever located.

         "Enforcement Notice" shall have the meaning set forth in Section 9.2.

         "Equipment" means all "equipment," as such term is defined in the Code, now owned or hereinafter acquired by any Grantor.

         "Event of Default" shall mean have the meaning set forth in Section
9.1.

         "Fixtures" means all "fixtures" as such term is defined in the Code, now owned or hereafter acquired by any Grantor.


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         "General Intangibles" means all "general intangibles," as such term is defined in the Code, now owned or hereafter acquired by any Grantor.

         "Goods" means all "goods" as defined in the Code, now owned or hereafter acquired by any Grantor.

         "Grantor" shall have the meaning set forth in the preamble hereof.

         "Indebtedness Documents" means the Credit Agreement, Senior Subordinated Note Indenture and Junior Subordinated Note Indenture.

         "Indemnitee" shall have the meaning set forth in Section 20.15.

         "Insolvency or Liquidation Proceeding" means (a) any voluntary or involuntary case or proceeding under the Bankruptcy Law with respect to either Grantor or any other Credit Party, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to either Grantor or any other Credit Party or with respect to any of their respective assets, (c) any liquidation, dissolution, reorganization or winding up of either Grantor or any other Credit Party, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of either Grantor or any other Credit Party.

         "Instruments" means all "instruments," as such term is defined in the Code, now owned or hereafter acquired by any Grantor.

         "Intellectual Property" means any and all Licenses, Patents, Copyrights, Trademarks, and the goodwill associated with such Trademarks.

         "Inventory" means all "inventory," as such term is defined in the Code, now owned or hereafter acquired by any Grantor.

         "Investment Property" means all "investment property" as such term is defined in the Code, now owned or hereafter acquired by any Grantor.

         "Junior Note Obligations" means all of the obligations under the Junior Subordinated Note Indenture, including the obligation to pay the principal of the Junior Subordinated Notes.

         "Junior Subordinated Indenture Trustee" shall have the meaning set forth in the preamble hereof.

         "Junior Subordinated Notes" means notes issued by TAC pursuant to the terms of the Junior Subordinated Note Indenture.

         "Junior Subordinated Note Holders" means the holders of the Junior Subordinated Notes.

         "Junior Subordinated Note Indenture" shall have the meaning set forth in the recitals hereof.


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         "Junior Subordinated Secured Parties" means the Junior Subordinate
Indenture Trustee and the Junior Subordinated Note Holders.

         "Lenders" shall have the meaning set forth in the preamble hereof.

         "Letter-of-Credit Rights" means "letter-of-credit rights" as such term is defined in the Code, now owned or hereinafter acquired by any Grantor, including rights to payment or performance under a letter of credit, whether or not such Grantor, as beneficiary, has demanded or is entitled to demand payment or performance.

         "Liabilities" shall have the meaning set forth in Section 20.15.

         "License" means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Grantor.

         "Lien" means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

         "Litigation Trust" shall have the meaning set forth in the preamble hereof.

         "Loan Documents" shall have the meaning set forth in the Credit Agreement.

         "Loans" shall have the meaning set forth in the Credit Agreement.

         "LoC Bank" shall have the meaning set forth in Section 20.16.

         "LoC Bank Group Administrative Agent" shall have the meaning set forth in Section 20.16.

         "MBIA" means MBIA Insurance Corporation, a New York corporation.

         "Obligations" shall have the meaning set forth in the Credit Agreement.

         "Patent License" means rights under any written agreement now owned or hereafter acquired by any Grantor granting any right with respect to any invention on which a Patent is in existence.

         "Patents" means all of the following in which any Grantor now holds or hereafter acquires any interest: (a) all letters patent of the United States or of any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State, or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.


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         "Permitted Encumbrance" means (i) until such time as the Credit
Agreement Obligations have been indefeasibly paid in full and the Commitments thereunder terminated, a "Permitted Encumbrance" as defined in the Credit Agreement, (ii) until such time as the Senior Note Obligations have been indefeasibly paid in full, a "Permitted Lien" as defined in the Senior Subordinated Note Indenture, and (iii) until such time as the Junior Note Obligations have been indefeasibly paid in full, a "Permitted Lien" as defined in the Junior Subordinated Note Indenture; provided that with respect to the Litigation Trust, clauses (ii) and (iii) shall be inapplicable.

         "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

         "Plan of Reorganization" means the Second Amended Plan of Reorganization of TAC under Chapter 11 of the United States Bankruptcy Code dated October 26, 2004 with the Bankruptcy Court.

         "Power of Attorney" shall have the meaning set forth in Section 8.

         "Proceeds" means "proceeds," as such term is defined in the Code.

         "Recovery" shall have the meaning set forth in Section 14.3.

         "Regulated Insurance Company" means any Subsidiary of any Grantor, whether now owned or hereafter acquired, that is authorized or admitted to carry on or transact one or more aspects of the business of selling, issuing or underwriting insurance or reinsurance in any jurisdiction (domestic or foreign) and is regulated by any Applicable Insurance Regulatory Authority.

         "Related Person" shall have the meaning set forth in Annex A.

         "Relationship Bank" shall have the meaning set forth in Annex A.

         "Required Secured Parties" means (i) until such time as the Collateral Agent receives written notice from the Agent that the Credit Agreement Obligations have been indefeasibly paid in full and the Commitments thereunder terminated, the Agent, and, to the extent required pursuant to the terms of the Credit Agreement, the Agent acting at the direction of the "Required Lenders" as defined in the Credit Agreement, (ii) after such written notice as described in clause (i) has been delivered and until such time as the Collateral Agent receives written notice from the Senior Subordinated Indenture Trustee that the Senior Note Obligations have been indefeasibly paid in full, the Senior Subordinated Indenture Trustee, and, to the extent required pursuant to the terms of the Senior Subordinated Note Indenture, the Senior Subordinated Indenture Trustee, acting after having obtained the "Required Consent" as defined in the Senior Subordinated Note Indenture, and (iii) after such written notices described in clauses (i) and (ii) have been delivered and until such time as the Collateral Agent receives written notice from the Junior Subordinated Indenture Trustee that Junior Note Obligations have been indefeasibly paid in full, the Junior


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Subordinated Indenture Trustee, and, to the extent required pursuant to the terms of the Junior Subordinated Note Indenture, the Junior Subordinated Indenture Trustee, acting after having obtained the "Required Consent" as defined in the Junior Subordinated Note Indenture; provided that with respect to the Litigation Trust, clauses (ii) and (iii) shall be inapplicable; provided further that it is expressly understood that the foregoing definition shall not limit or impair the rights of any of the Agent, the Senior Subordinated Indenture Trustee or Junior Subordinated Indenture Trustee under the terms of the Credit Agreement, the Senior Subordinated Note Indenture or the Junior Subordinated Note Indenture in any manner.

         "Revolving Loan" shall have the meaning set forth in the Credit Agreement.

         "Secured Obligations" means, collectively, (i) all the Credit Agreement Obligations, (ii) all the Senior Notes Obligations, and (iii) all the Junior Note Obligations; provided that with respect to the Litigation Trust, clauses
(ii) and (iii) shall be inapplicable.

         "Secured Parties" means, collectively, (i) Collateral Agent, (ii) the Agent and the Lenders, (iii) the Senior Subordinated Indenture Trustee and the Senior Subordinated Note Holders, and (iv) the Junior Subordinated Indenture Trustee and the Junior Subordinated Note Holders.

         "Secured Party Group" means the party or parties, as applicable, in either clauses (i), (ii) or (iii) without the joinder of any other party: (i) the Agent, and, to the extent required pursuant to the terms of the Credit Agreement, the Agent acting at the direction of the "Required Lenders" as defined in the Credit Agreement, (ii) the Senior Subordinated Indenture Trustee, and, to the extent required pursuant to the terms of the Senior Subordinated
Note Indenture, the Senior Subordinated Indenture Trustee, acting after having obtained the "Required Consent" as defined in the Senior Subordinated Note Indenture, or (iii) the Junior Subordinated Indenture Trustee, and, to the extent required pursuant to the terms of the Junior Subordinated Note Indenture, the Junior Subordinated Indenture Trustee, acting after having obtained the "Required Consent" as defined in the Junior Subordinated Note Indenture; provided that with respect to the Litigation Trust, clauses (ii) and (iii) shall be inapplicable; provided further that it is expressly understood that the foregoing definition shall not limit or impair the rights of any of the Agent, the Senior Subordinated Indenture Trustee or Junior Subordinated Indenture Trustee under the terms of the Credit Agreement, the Senior Subordinated Note Indenture or the Junior Subordinated Note Indenture in any manner.

         "Security and Intercreditor Agreement" shall have the meaning set forth in the preamble hereof.

         "Security Documents" means this Security and Intercreditor Agreement, any blocked account agreements and any other document necessary or desirable for the creation and perfection of the security interests contemplated hereby.

         "Senior Note Obligations" means all of the obligations under the Senior Subordinated Note Indenture, including the obligation to pay the principal of the Senior Subordinated Notes.

         "Senior Subordinated Indenture Trustee" shall have the meaning set forth in the preamble hereof.


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         "Senior Subordinated Notes" means notes issued by TAC pursuant to the terms of the Senior Subordinated Note Indenture.

         "Senior Subordinated Note Indenture" shall have the meaning set forth in the recitals hereof.

         "Senior Subordinated Note Holders" means the holders of the Senior Subordinated Notes.

         "Senior Subordinated Secured Parties" means the Senior Subordinated Indenture Trustee and the Senior Subordinated Note Holders.

         "Software" means all "software" as such term is defined in the Code, now owned or hereafter acquired by any Credit Party.

         "Stock" means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, trust, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

         "Subsidiary" means, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of a Grantor.

         "Supporting Obligations" means all "supporting obligations" as such term is defined in the Code.

         "TAC" shall have the meaning set forth in the preamble hereof.

         "Term Loan" shall have the meaning set forth in the Credit Agreement.

         "Trademark License" means rights under any written agreement now owned or hereafter acquired by any Grantor granting any right to use any Trademark.

         "Trademarks" means all of the following now owned or hereafter existing or adopted or acquired by any Grantor: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which


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any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

         "Transaction Documents" means the Loan Documents, Senior Subordinated
Note Indenture, Junior Subordinated Note Indenture, and Security Documents.

         "Trustees" means, collectively, the Senior Subordinated Indenture Trustee and the Junior Subordinated Indenture Trustee.

         "Unanimous Secured Parties" means (i) the Agent, and, to the extent required pursuant to the terms of the Credit Agreement, the Agent acting at the direction of the "Required Lenders" as defined in the Credit Agreement, (ii) the Senior Subordinated Indenture Trustee, and, to the extent required pursuant to the terms of the Senior Subordinated Note Indenture, the Senior Subordinated Indenture Trustee, acting after having obtained the "Required Consent" as defined in the Senior Subordinated Note Indenture, and (iii) the Junior Subordinated Indenture Trustee, and, to the extent required pursuant to the terms of the Junior Subordinated Note Indenture, the Junior Subordinated Indenture Trustee, acting after having obtained the "Required Consent" as defined in the Junior Subordinated Note Indenture; provided that with respect to the Litigation Trust, clauses (ii) and (iii) shall be inapplicable; provided further that it is expressly understood that the foregoing definition shall not limit or impair the rights of any of the Agent, the Senior Subordinated Indenture Trustee or Junior Subordinated Indenture Trustee under the terms of the Credit Agreement, the Senior Subordinated Note Indenture or the Junior Subordinated Note Indenture in any manner.

         "Uniform Commercial Code jurisdiction" means any jurisdiction that has adopted all or substantially all of Article 9 as contained in the 2000 Official Text of the Uniform Commercial Code, as recommended by the National Conference of Commissioners on Uniform State Laws and the American Law Institute, together with any subsequent amendments or modifications to the Official Text.

         2. GRANT OF LIENS.

            (a) To secure the prompt and complete payment, performance and observance of all of the Credit Agreement Obligations, each Grantor hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to Collateral Agent, for itself and for the benefit of Lenders, a first-priority Lien upon all of its right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade names, styles or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which being hereinafter collectively referred to as the "Collateral"), including:

               (i) all Accounts;


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               (ii) all Chattel Paper;

               (iii) all Documents;

               (iv) all General Intangibles (including payment intangibles and Software);

               (v) all Goods (including Inventory, Equipment and Fixtures);

               (vi) all Instruments;

               (vii) all Investment Property;

               (viii) all Deposit Accounts, of any Grantor, including all Blocked Accounts, Disbursement Accounts, and all other bank accounts and all deposits therein;

               (ix) all money, cash or cash equivalents of any Grantor;

               (x) all Supporting Obligations and Letter-of-Credit Rights of any Grantor;

               (xi) the commercial tort claims described in Schedule I;

               (xii) to the extent not prohibited by law, all capital Stock owned by each such Grantor, including the Stock of its Subsidiaries; and

               (xiii) to the extent not otherwise included, all Proceeds, tort claims, insurance claims and other rights to payments not otherwise included in the foregoing and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing.

            (b) To secure the prompt and complete payment, performance and observance of all of the Senior Note Obligations, TAC hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to Collateral Agent, for itself and for the benefit of the Senior Subordinated Secured Parties, a second-priority Lien upon all of its right, title and interest in, to and under the Collateral.

            (c) To secure the prompt and complete payment, performance and observance of all of the Junior Note Obligations, TAC hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to Collateral Agent, for itself and for the benefit of the Junior Subordinated Secured Parties, a third-priority Lien upon all of its right, title and interest in, to and under the Collateral.

            (d) In addition, to secure the prompt and complete payment, performance and observance of the Secured Obligations and in order to induce Collateral Agent and the other Secured Parties as aforesaid, each Grantor hereby grants to Collateral Agent, for itself and for the benefit of Secured Parties, a right of setoff against the property of such Grantor held by Collateral Agent or any Secured Party, consisting of property described above in this Section 2


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now or hereafter in the possession or custody of or in transit to Collateral
Agent or any Secured Party, for any purpose, including safekeeping, collection or pledge, for the account of such Grantor, or as to which such Grantor may have any right or power.

         3. LIEN PRIORITIES.

            3.1 Subordination.

            (a) Notwithstanding (i) the date, manner or order of grant, attachment or perfection of any Liens granted to the Junior Subordinated Secured Parties on the Collateral or of any Liens granted to the Credit Agreement Secured Parties or the Senior Subordinated Secured Parties on the Collateral and
(ii) any provision of the Code, or any applicable law or decision or any other circumstance whatsoever, the Junior Subordinated Indenture Trustee, for itself and on behalf of each other Junior Subordinated Secured Party, hereby agrees that: (A) any Lien on the Collateral securing the Credit Agreement Obligations or the Senior Note Obligations now or hereafter held by or for the benefit of the Credit Agreement Secured Parties or the Senior Subordinated Secured Parties, as applicable, regardless of how acquired, shall be senior and prior to any Lien on the Collateral securing the Junior Note Obligations; and (B) any Lien on the Collateral securing the Junior Note Obligations now or hereafter held by or for the benefit of the Junior Subordinated Secured Parties regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing the Credit Agreement Obligations and the Senior Note Obligations. All Liens on the Collateral securing the Credit Agreement Obligations or Senior Note Obligations shall be and remain senior to all Liens on the Collateral securing the Junior Note Obligations for all purposes, whether or not such Liens securing the Credit Agreement Obligations or Senior Note Obligations are subordinated to any Lien securing any other obligation of either Grantor or any Credit Party.

            (b) Notwithstanding (i) the date, manner or order of grant, attachment or perfection of any Liens granted to the Senior Subordinated Secured Parties on the Collateral or of any Liens granted to the Credit Agreement Secured Parties on the Collateral and (ii) any provision of the Code, or any applicable law or decision or any other circumstance whatsoever, the Senior Subordinated Indenture Trustee, for itself and on behalf of each other Senior Subordinated Secured Party, hereby agrees that: (A) any Lien on the Collateral securing the Credit Agreement Obligations now or hereafter held by or for the benefit of the Credit Agreement Secured Parties, regardless of how acquired, shall be senior and prior to any Lien on the Collateral securing the Senior Note Obligations; and (B) any Lien on the Collateral securing the Senior Note Obligations now or hereafter held by or for the benefit of the Senior Subordinated Secured Parties regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing the Credit Agreement Obligations. All Liens on the Collateral securing the Credit Agreement Obligations shall be and remain senior to all Liens on the Collateral securing the Senior Note Obligations for all purposes, whether or not such Liens securing the Credit Agreement Obligations are subordinated to any Lien securing any other obligation of either Grantor or any Credit Parties.

            3.2 Prohibition on Contesting Liens. The Agent, for itself and on behalf of each Lender, and the Trustees, for themselves and on behalf of the Senior Subordinated Secured Parties and the Junior Subordinated Secured Parties, as applicable, hereby agree that they shall not, and hereby waive any right to, contest, or support any other Person in contesting, in any proceeding (including, without limitation, any Insolvency or Liquidation Proceeding), the priority, validity or enforceability of any Lien held by any other Secured Party.

            4. COLLATERAL AGENT'S AND SECURED PARTIES' RIGHTS: LIMITATIONS ON COLLATERAL AGENT'S AND SECURED PARTIES' OBLIGATIONS.

            (a) It is expressly agreed by Grantors that, anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of its Contracts and each of its Licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Neither Collateral Agent nor any other Secured Party shall have any obligation or liability under any Contract or License or any other Collateral by reason of or arising out of this Security and Intercreditor Agreement or the granting herein of a Lien thereon or the receipt by Collateral Agent or any Secured Party of any payment relating to any Contract or License or any other Collateral pursuant hereto. Neither Collateral Agent nor any other Secured Party shall be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or pursuant to any Contract or License or any other Collateral, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or License or any other Collateral, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

            (b) Collateral Agent may at any time after an Event of Default has occurred and is continuing without prior notice to any Grantor, notify Account Debtors and other Persons obligated on the Collateral that Collateral Agent has a security interest therein and that payments shall be made directly to Collateral Agent. Upon the request of Collateral Agent, each Grantor shall so notify Account Debtors and other Persons obligated on Collateral. Once any such notice has been given to any Account Debtor or other Person obligated on the Collateral, the affected Grantor shall not give any contrary instructions to such Account Debtor or other Person without Collateral Agent's prior written consent.

            (c) Collateral Agent may at any time in Collateral Agent's own name, in the name of a nominee of Collateral Agent or in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with Account Debtors, parties to Contracts and obligors in respect of Instruments to verify with such Persons, to Collateral Agent's satisfaction, the existence, amount terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper and/or payment intangibles.

            5. REPRESENTATIONS AND WARRANTIES. Each Grantor represents and warrants that:

            (a) Each Grantor has rights in and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder free and clear of any and all Liens other than Permitted Encumbrances.

            (b) No effective security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed (i) by any Grantor in favor of Collateral Agent pursuant to this Security and Intercreditor Agreement or the other Transaction Documents, and (ii) in connection with any other Permitted Encumbrances.

            (c) This Security and Intercreditor Agreement is effective to create a valid and continuing Lien on and, upon the filing of the appropriate financing statements listed on Schedule II hereto, a perfected Lien in favor of Collateral Agent, for itself and for the benefit of the other Secured Parties, on the Collateral with respect to which a Lien may be perfected by filing pursuant to the Code. The Lien granted to the Collateral Agent, for the benefit of the Credit Agreement Secured Parties, is prior to all other Liens, except Permitted Encumbrances. The Lien granted to the Collateral Agent for the benefit of Senior Subordinated Secured Parties is prior to all other Liens other than (i) the Lien granted herein to the Collateral Agent, for the benefit of the Credit Agreement Secured Parties, and (ii) Permitted Encumbrances. The Lien granted to the Collateral Agent for the benefit of the Junior Subordinated Secured Parties is prior to all other Liens other than (i) the Lien granted herein to the Collateral Agent, for the benefit of the Credit Agreement Secured Parties, (ii) the Lien granted herein to the Collateral Agent, for the benefit of the Senior Subordinated Secured Parties, and (iii) Permitted Encumbrances.

            (d) Schedule III hereto lists all Instruments, Letter-of-Credit Rights and Chattel Paper of each Grantor.

            (e) Each Grantor's name as it appears in official filings in the state of its incorporation or other organization, the type of entity of each Grantor (including corporation, partnership, limited partnership, limited liability company or trust), organizational identification number issued by each Grantor's state of incorporation or organization or a statement that no such number has been issued, each Grantor's state of organization or incorporation, the location of each Grantor's chief executive office, principal place of business, offices, all warehouses and premises where Collateral is stored or located, and the locations of its books and records concerning the Collateral are set forth on Schedule III-A and Schedule III-B.

            (f) No Grantor has any interest in, or title to, any Patent, Trademark or Copyright except as set forth in Schedule IV hereto.

            (g) Set forth on Schedule V hereto is a complete list of all Deposit Accounts of each Grantor as of the date hereof. Each such Deposit Account is subject to a tri-party blocked account agreement as required by Annex A hereto.

         6. GRANTOR'S COVENANTS. Each Grantor covenants and agrees with Collateral Agent, for the benefit of Collateral Agent and the other Secured Parties, that from and after the date of this Security and Intercreditor Agreement and until the later of: (i) the termination of the Commitments under the Credit Agreement and (ii) date when all the Secured Obligations have been paid in full:

            (a) Further Assurances: Pledge of Instruments; Chattel Paper.

                  (i) At any time and from time to time, upon the written request of Collateral Agent (acting at the written direction of any Secured Party Group) and at the sole expense of Grantors, each Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as Collateral Agent may request to obtain the full benefits of this Security and Intercreditor Agreement and of the rights and powers herein granted, including (A) using its best efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of Collateral Agent of any License or Contract held by such Grantor and to enforce the security interests granted hereunder; and
         (B) filing any financing or continuation statements under the Code with respect to the Liens granted hereunder or under any other Loan Document as to those jurisdictions that are not Uniform Commercial Code jurisdictions.

                  (ii) Unless Collateral Agent shall otherwise consent in writing (which consent may be revoked), each Grantor shall deliver to Collateral Agent all Collateral consisting of negotiable Documents, certificated securities, Chattel Paper and Instruments (in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank) promptly after such Grantor receives the same.

                  (iii) At the request of the Collateral Agent (acting at the written direction of any Secured Party Group), each Grantor shall obtain or use its best efforts to obtain waivers or subordinations of Liens from landlords and mortgagees, and each Grantor shall in all instances obtain signed acknowledgements of Collateral Agent's Liens from bailees having possession of any Grantor's Goods that they hold for the benefit of Collateral Agent.

                  (iv) Upon the request of the Collateral Agent (acting at the written direction of any Secured Party Group) in writing (which request may be revoked), each Grantor shall obtain authenticated Control Letters from each issuer of uncertificated securities, securities intermediary, or commodities intermediary issuing or holding any financial assets or commodities to or for any Grantor.

                  (v) In accordance with Annex A hereto, each Grantor shall use its commercially reasonable efforts to obtain a tri-party blocked account agreement with each bank or financial institution holding a Deposit Account, including for each Blocked Account or Disbursement Account.

                  (vi) Each Grantor that is or becomes the beneficiary of a letter of credit shall promptly, and in any event within two (2) Business Days after becoming a beneficiary, notify Collateral Agent thereof and enter into a tri-party agreement with Collateral Agent and the issuer and/or confirmation bank with respect to Letter-of-Credit Rights assigning such Letter-of-Credit Rights to Collateral Agent and directing all payments thereunder to an account designated by Collateral Agent, all in form and substance reasonably satisfactory to Collateral Agent (acting at the written direction of any Secured Party Group).

                  (vii) Each Grantor shall take all steps necessary to grant the Collateral Agent control of all electronic chattel paper in accordance with the Code and all "transferable records" as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

                  (viii) Each Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of such Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Code of such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Each Grantor agrees to furnish any such information to the Collateral Agent promptly upon request. Each Grantor also ratifies its authorization for the Collateral Agent to have filed in any Uniform Commercial Code jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

                  (ix) Each Grantor shall promptly, and in any event within two
         (2) Business Days after the same is acquired by it, notify Collateral Agent of any commercial tort claim (as defined in the Code) acquired by it and unless otherwise consented by Collateral Agent (acting at the written direction of any Secured Party Group), such Grantor shall enter into a supplement to this Security and Intercreditor Agreement, granting to Collateral Agent a Lien in such commercial tort claim.

            (b) Maintenance of Records. Grantors shall keep and maintain, at their own cost and expense, satisfactory and complete records of the Collateral, including a record of any and all payments received and any and all credits granted with respect to the Collateral and all other dealings with the Collateral. Grantors shall mark their books and records pertaining to the Collateral to evidence this Security and Intercreditor Agreement and the Liens granted hereby. If any Grantor retains possession of any Chattel Paper or Instruments with Collateral Agent's consent (acting at the written direction of any Secured Party Group), such Chattel Paper and Instruments shall be marked with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the security interest of HSBC Bank USA, National Association, as Collateral Agent, for the benefit of Collateral Agent and certain other Secured Parties."

            (c) Indemnification. In any suit, proceeding or action brought by Collateral Agent or any other Secured Party relating to any Collateral for any sum owing with respect thereto or to enforce any rights or claims with respect thereto, each Grantor will save, indemnify and keep Collateral Agent and Secured Parties harmless from and against all expense (including reasonable attorneys' fees and expenses), loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the Account Debtor or other Person obligated on the Collateral, arising out of a breach by any Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from such Grantor, except in the case of Collateral Agent or any other Secured Party, to the extent such expense, loss, or damage is attributable solely to the gross negligence or willful misconduct of Collateral Agent or such Secured Party, as the case may be, as finally determined by a court of competent jurisdiction. All such obligations of Grantors shall be and remain enforceable against and only against Grantors and shall not be enforceable against Collateral Agent or any Secured Party.

            (d) Compliance with Terms of Accounts, etc. In all material respects, each Grantor will perform and comply with all obligations in respect of the Collateral and all other agreements to which it is a party or by which it is bound relating to the Collateral.

            (e) Limitation on Liens on Collateral. No Grantor will create, permit or suffer to exist, and each Grantor will defend the Collateral against, and take such other action as is necessary to remove, any Lien on the Collateral except the Liens created hereby and Permitted Encumbrances, and will defend the right, title and interest of Collateral Agent and Secured Parties in and to any of such Grantor's rights under the Collateral against the claims and demands of all Persons whomsoever.

            (f) Limitations on Disposition. No Grantor will sell, license, lease, transfer or otherwise dispose of any of the Collateral except that (i) TAC may do so as permitted by the Credit Agreement, the Senior Subordinated Note Indenture and the Junior Subordinated Note Indenture and (ii) the Litigation Trust may do so as permitted by the Credit Agreement.

            (g) Further Identification of Collateral. Grantors will, if so requested by Collateral Agent, furnish to Collateral Agent, as often as Collateral Agent requests, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Collateral Agent may reasonably request, all in such detail as Collateral Agent may specify.

            (h) Notices. Grantors will advise Collateral Agent promptly, in reasonable detail, (i) of any Lien (other than the Liens created hereby) or claim made or asserted against any of the Collateral, and (ii) of the occurrence of any other event which would have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereunder.

            (i) No Reincorporation. Without limiting the prohibitions on mergers involving the Grantors contained in the Credit Agreement, the Senior Subordinated Note Indenture or the Junior Subordinated Note Indenture, no Grantor shall reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof without the prior written consent of Collateral Agent.

            (j) Terminations; Amendments Not Authorized. Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Collateral Agent and agrees that it will not do so without the prior written consent of Collateral Agent, subject to such Grantor's rights under Section 9-509(d)(2) of the Code.

            (k) Authorized Terminations. Upon the Grantor's written request, and at the sole cost and expense of such Grantor, Collateral Agent will promptly deliver to each Grantor for filing or authorize each Grantor to prepare and file termination statements and releases in accordance with Section 13.1 hereof.

            (l) Pledge of Stock. In the event that any regulation of Applicable Insurance Regulatory Authority permits the pledge of the Stock of any Regulated Insurance Company without obtaining the prior consent of such Applicable Regulatory Authority, each Grantor shall pledge to Collateral Agent, for itself and the benefit of the Secured Parties, a first priority security interest in such Stock.

            (m) Opinion of Counsel. Before March 31st of each year commencing after January 1, 2009, the Grantors shall deliver to the Collateral Agent an opinion of counsel to the Company stating that, in the opinion of such counsel, all action (if any is required) has been taken with respect to the recording, filing, registering, re-recording, refiling and re-registering of all UCC-1 financing statements in respect of all Collateral as is necessary under the laws of each State in which such UCC-1 financing statements are filed under applicable law to maintain the perfection of the Lien in respect of such Collateral (as to which perfection may be obtained by the filing of such financing statements) (including, without limitation, to the extent provided for therein and herein on any Collateral acquired by the Company after the Closing
Date), and stating that, in the opinion of such counsel, based upon the facts and circumstances existing at the time such opinion is rendered, no additional action is, or will become, during the twelve months (12) months following the date of such opinion, necessary for such purpose, or, if any such additional action is necessary, what such action is and when it must be taken.

         7. AGENT'S COVENANTS. The Agent, for itself and on behalf of each Lender, hereby agrees that any amendments or waivers of the provisions of the Credit Agreement that (i) changes the maturity or other date set for prepayment of the principal of any Loan (as defined in the Credit Agreement), (ii) waives any Event of Default (as defined in the Credit Agreement) under the Credit Agreement, (iii) releases all or substantially all of the guarantors, if any, from the guaranties of the Credit Agreement Obligations and (iv) releases all or substantially all of the Collateral may not be effected without the prior written consent of holders of a majority in aggregate principal amount of the Junior Subordinated Notes (together with the certificates of interest in the Litigation Trust to be issued by the Litigation Trust to all holders in accordance with the Plan of Reorganization in a face amount equal to the face amount of the Junior Subordinated Notes issued to such holders issued in connection therewith) distributed in respect of a Class 3 Claim (as such term is defined in the Plan of Reorganization) pursuant to the Plan of Reorganization.

         8. COLLATERAL AGENT'S APPOINTMENT AS ATTORNEY-IN-FACT. On the Closing Date, each Grantor shall execute and deliver to Collateral Agent a power of attorney (the "Power of Attorney") substantially in the form attached hereto as Exhibit A. The power of attorney granted pursuant to the Power of Attorney is a power coupled with an interest and shall be irrevocable until the later of: (i) the termination of the Commitments under the Credit Agreement and (ii) the date when all the Secured Obligations have been paid in full. The powers conferred on Collateral Agent, for the benefit of Collateral Agent and the other Secured Parties, under the Power of Attorney are solely to protect Collateral Agent's interests (for the benefit of Collateral Agent and the other Secured Parties) in the Collateral and shall not impose any duty upon Collateral Agent or any Secured Party to exercise any such powers. Collateral Agent agrees that (a) except for the powers granted in clause (h) of the Power of Attorney, it shall not exercise any power or authority granted under the Power of Attorney unless an Event of Default has occurred and is continuing, and (b) Collateral Agent shall account for any moneys received by Collateral Agent in respect of any foreclosure on or disposition of Collateral pursuant to the Power of Attorney provided that none of Collateral Agent or any Secured Party shall have any duty as to any Collateral, and Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers. NONE OF COLLATERAL AGENT, THE OTHER SECURED PARTIES OR THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS, COLLATERAL AGENTS OR REPRESENTATIVES SHALL BE RESPONSIBLE TO ANY GRANTOR OR TO ANY OTHER PERSON FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR OTHERWISE, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

         9. Events of Default.

            9.1 Each of the following events shall constitute an "Event of Default" under this Security and Intercreditor Agreement:

            (a) prior to the satisfaction and performance in full of all of the Credit Agreement Obligations and the termination of the Commitments thereunder, an "Event of Default" as such term is defined in the Credit Agreement, provided that after such satisfaction and performance in full of the Credit Agreement Obligations and the termination of the Commitments thereunder, such Event of Default shall not be an Event of Default hereunder;

            (b) prior to the satisfaction and performance in full of all of the Senior Note Obligations, an "Event of Default" as such term is defined in the Senior Subordinated Note Indenture, provided that after such satisfaction and performance in full of the Senior Note Obligations such Event of Default shall not be an Event of Default hereunder;

            (c) prior to the satisfaction and performance in full of all of the Junior Note Obligations, an "Event of Default" as such term is defined in the Junior Subordinated Note Indenture, provided that after such satisfaction and performance in full of the Junior Note Obligations such Event of Default shall not be an Event of Default hereunder;

            (d) if any representation or warranty of any Grantor made hereunder is or shall be incorrect in any material respect; or

            (e) if any Grantor shall default in the due performance and observance of any covenants and agreements contained herein.

            9.2 Enforcement.

            (a) Upon the occurrence and during the continuance of an Event of Default, the rights of, and remedies available to, the Collateral Agent shall be exercised by the Collateral Agent on behalf of the Secured Parties, which rights shall be exercised upon the direction of the Required Secured Parties directing in one or more writings (each, an "Enforcement Notice") addressed to the Collateral Agent and the other Secured Parties, which Enforcement Notice shall be effective on the date of delivery thereof. Each Enforcement Notice shall state that an Event of Default exists and generally describe the nature of such Event of Default. Following receipt of any Enforcement Notice, the Collateral Agent shall, subject to the provisions hereof relating to indemnification of the Collateral Agent, take the actions directed therein; provided, however, the Collateral Agent is not obligated to take any actions outside the scope of the Enforcement Notice.

            (b) The parties hereto expressly understand that the Collateral Agent has the exclusive right to exercise any remedies hereunder in accordance with Section 9.2 hereof. In that regard, so long as the Secured Obligations have not been paid in full and the Commitments under the Credit Agreement have not been terminated, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against either Grantor or any other Credit Party, no Credit Agreement Secured Party, Senior Subordinated Secured Party or Junior Subordinated Secured Party will (i) exercise or seek to exercise any rights or remedies with respect to any Collateral securing the Secured Obligations, or
(ii) institute any action or proceeding with respect to such rights or remedies, including, without limitation, (1) any action of foreclosure, contest, protest or objection to any foreclosure proceeding or action brought by the Collateral Agent, (2) the exercise of any right under any deposit account control agreement, securities account control agreement, landlord waiver, consignee's letter or bailee's letter or similar agreement or arrangement to which the Collateral Agent is a party, or (3) any other exercise by any such party, of any rights and remedies relating to the Collateral. In exercising rights and remedies with respect to the Collateral, the Collateral Agent may enforce the provisions of the Loan Documents, the Senior Subordinated Note Indenture or the Junior Subordinated Note Indenture, as applicable, and exercise remedies thereunder, all in such order and in such manner as the Required Secured Parties may direct, but in any event, acting in a commercially reasonable manner in accordance with the Code. Such exercise and enforcement shall include, without limitation, the rights of an agent appointed by the Collateral Agent to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under bankruptcy or similar laws of any applicable jurisdiction.

         10. REMEDIES: RIGHTS UPON DEFAULT.

            (a) If any Event of Default shall have occurred and be continuing and after receipt of an Enforcement Notice, Collateral Agent may exercise all rights and remedies of a Secured Party under the Code. Without limiting the generality of the foregoing, each Grantor expressly agrees that in any such event Collateral Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon such Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code and other applicable law), may forthwith enter upon the premises of such Grantor where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving such Grantor or any other Person notice and opportunity for a hearing on Collateral Agent's claim or action and may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, license, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as may be acceptable to the Required Secured Parties, for cash or on credit or for future delivery without assumption of any credit risk. Collateral Agent or any other Secured Party shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of Collateral Agent and/or other Secured Parties, the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption each Grantor hereby releases. Such sales may be adjourned and continued from time to time with or without notice. Collateral Agent shall have the right to conduct such sales on any Grantor's premises or elsewhere and shall have the right to use any of Grantor's premises without charge for such time or times as Collateral Agent, acting at the direction of the Required Secured Parties, deems necessary or advisable.

               If any Event of Default shall have occurred and be continued, each Grantor further agrees, at Collateral Agent's request (acting at the direction of the Required Secured Parties), to assemble the Collateral and make it available to Collateral Agent at a place or places designated by Collateral Agent which are reasonably convenient to Collateral Agent and such Grantor, whether at such Grantor's premises or elsewhere. Until Collateral Agent is able to effect a sale, lease, or other disposition of Collateral, Collateral Agent shall have the right to hold or use Collateral, or any part thereof, to the extent appropriate for the purpose of preserving Collateral or its value or for any other purpose. Collateral Agent shall have no obligation to any Grantor to maintain or preserve the rights of such Grantor as against third parties with respect to Collateral while Collateral is in the possession of Collateral Agent. Collateral Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of Collateral Agent's remedies (for the benefit of Collateral Agent and other Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment. Collateral Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale to the Secured Obligations as provided in Section 11 hereof, and only after so paying over such net proceeds, and after the payment by Collateral Agent of any other amount required by any provision of law, need Collateral Agent account for the surplus, if any, to any Grantor. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against Collateral Agent or any other Secured Party arising out of the repossession, retention or sale of the Collateral except such as arise solely out of the gross negligence or willful misconduct of

Collateral Agent or such other Secured Party as finally determined by a court of competent jurisdiction. Each Grantor agrees that ten (10) days prior notice by Collateral Agent of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Grantors shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Secured Obligations, including any attorneys' fees and other expenses incurred by Collateral Agent or any other Secured Party to collect such deficiency.

            (b) Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security and Intercreditor Agreement or any Collateral.

            (c) To the extent that applicable law imposes duties on the Collateral Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Collateral Agent (i) to fail to incur expenses reasonably significant to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as the Grantor, for expressions of interest in acquiring all or any portion of such Collateral,
(vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets,
(ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment,
(xi) to purchase insurance or credit enhancements to insure the Collateral Agent against risks of loss, collection or disposition of Collateral or to provide to the Collateral Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Collateral Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 10(c) is to provide non-exhaustive indications of what actions or omissions by the Collateral Agent would not be commercially unreasonable in the Collateral Agent's exercise of remedies against the Collateral and that other actions or omissions by the Collateral Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 10(c). Without limitation upon the foregoing, nothing contained in this Section 10(c) shall be construed to grant any rights to any Grantor or to impose any duties on Collateral Agent that would not have been granted or imposed by this Security and Intercreditor Agreement or by applicable law in the absence of this Section 10(c).

            (d) Neither the Collateral Agent nor the other Secured Parties shall be required to make any demand upon, or pursue or exhaust any of their rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof. Neither the Collateral Agent nor the other Secured Parties shall be required to marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, and all of its and their rights hereunder or under any other Loan Document or Indebtedness Document shall be cumulative. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Collateral Agent or any other Secured Party, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security and Intercreditor Agreement, or otherwise.

         11. APPLICATION OF PROCEEDS OF COLLATERAL AND OTHER PAYMENTS.

            (a) Proceeds of Collateral received by the Collateral Agent shall be applied to the Secured Obligations as follows:

                  (i) first, to pay fees and expenses of Collateral Agent;

                  (ii) second, to the Agent, to pay the Credit Agreement Obligations, with such payments to be made by the Agent in the order specified in Section 1.7(b) of the Credit Agreement;

                  (iii) third, to the Senior Subordinated Indenture Trustee, to pay the Senior Note Obligations as specified in Section 6.10 of the Senior Subordinated Note Indenture;

                  (iv) fourth, to the Junior Subordinated Indenture Trustee, to pay the Junior Note Obligations as specified in Section 6.10 of the Junior Subordinated Note Indenture; and

                  (v) fifth, to those Persons legally entitled thereto.

            (b) Any payments received by the Collateral Agent that do not constitute proceeds of Collateral shall be applied as specified in clause (a) above.

         12. PAYMENTS OVER. Unless and until all Secured Obligations shall have been paid in full and the Commitments under the Credit Agreement have been terminated, any Collateral or proceeds thereof or any payment received by any Secured Party from proceeds of the Collateral shall be segregated and held in trust and forthwith paid over to the Collateral Agent for application to the Secured Obligations in the priority set forth in Section 11 hereof in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Collateral Agent is hereby authorized to make any such endorsements as Collateral Agent for the Secured Parties. This authorization is coupled with an interest and is irrevocable.

         13. OTHER AGREEMENTS.

            13.1 Releases; Enforcement by Collateral Agent.

            (a) In accordance with the terms hereof, the Collateral Agent shall release any Lien held for itself and the benefit of the other Secured Parties:

                  (i) against all of the Collateral after payment in full of the Secured Obligations and the termination of the Commitments under the Credit Agreement;

                  (ii) against any assets that are subject to a Lien, including any part of the Collateral sold or disposed of by TAC if such sale or disposition is permitted by the Credit Agreement, Senior Subordinated
         Note Indenture and Junior Subordinated Note Indenture (or permitted pursuant to a waiver or consent to a transaction as provided in such applicable document); provided that TAC provides the Collateral Agent with an officer's certificate certifying that such sale or disposition is permitted by the Credit Agreement, Senior Subordinated Note Indenture and Junior Subordinated Note Indenture (or permitted pursuant to a waiver or consent to a transaction as provided in such applicable document);

                  (iii) against any assets that are subject to a Lien, including any part of the Collateral sold or disposed of by the Litigation Trust if such sale or disposition is permitted by the Credit Agreement (or permitted pursuant to a waiver or consent to a transaction as provided in the Credit Agreement); provided that the Litigation Trust provides the Collateral Agent with a certificate from the Managing Trustee or other similar person certifying that such sale or disposition is permitted by the Credit Agreement (or permitted pursuant to a waiver or consent to a transaction as provided in the Credit Agreement); or

                  (iv) against all or any part of the Collateral if such release is consented to by the Unanimous Secured Parties.

            13.2 Insurance. The Collateral Agent, at the direction of the Required Secured Parties, shall have the sole and exclusive right, subject to the rights of the Grantors and the other Credit Parties under the Loan Documents, to adjust settlement for any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Collateral. All proceeds of any such policy and any such award shall be paid to the Collateral Agent for application to the Secured Obligations in accordance with Section 11 hereof. If any Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Security and Intercreditor Agreement, it shall pay such proceeds over to the Collateral Agent in accordance with the terms of Section 12 hereof.

            13.3 Collateral Agent as Bailee; Representative; Relationship.

            (a) The Collateral Agent agrees to hold the Collateral that is in its possession or control (or in the possession or control of its collateral agents or bailees) as bailee or as Collateral Agent, as the case may be, for Secured Parties and any assignee solely for the purpose of perfecting the security interest granted in such Collateral.

            (b) Except as otherwise expressly provided for herein, until the Credit Agreement Obligations are paid in full and the Commitments under the Credit Agreement have been terminated, the Collateral Agent shall be entitled to deal with the Collateral in accordance with the terms of the Loan Documents as if the Liens of the Senior Subordinated Secured Parties and Junior Subordinated Secured Parties under this Security and Intercreditor Agreement did not exist.

            (c) After the Credit Agreement Obligations are paid in full and the Commitments under the Credit Agreement have been terminated and until the Senior Note Obligations have been paid in full, the Collateral Agent shall be entitled to deal with the Collateral in accordance with the terms of the Senior Subordinated Notes Indenture as if the Liens of the Junior Subordinated Secured Parties under this Security and Intercreditor Agreement did not exist.

            (d) The Collateral Agent shall have no obligation whatsoever to any Secured Party to assure that the Collateral is genuine or owned by a Grantor or to preserve the rights or benefits of any Person.

            (e) The Collateral Agent shall not have by reason of the Loan Documents, this Security and Intercreditor Agreement, the Senior Subordinated
Note Indenture, the Junior Subordinated Note Indenture or any other document a fiduciary relationship in respect of any Senior Subordinated Secured Party, Junior Subordinated Secured Party or Credit Agreement Secured Party, or any other Person.

            (f) The Collateral Agent shall be entitled to rely upon any certificate, notice, consent or other instrument in writing (including any facsimile transmission) believed by the Collateral Agent to be genuine and correct and to have been signed or sent or made by or on behalf of a proper Person.

         14. Insolvency or Liquidation Proceedings.

            14.1 Relief from the Automatic Stay. Until such time as the Credit Agreement Obligations are paid in full and the Commitments under the Credit Agreement have been terminated, each of the Senior Subordinated Secured Parties and Junior Subordinated Secured Parties agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral. Until such time as the Senior Note Obligations have been paid in full, the Junior Subordinated Secured Parties agree that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceedings in respect of the Collateral.

            14.2 No Waiver. Nothing contained herein shall prohibit or in any way limit the Collateral Agent or any Credit Agreement Secured Party, or if the Credit Agreement Obligations have been paid in full and the Commitments thereunder terminated, the Senior

Subordinated Secured Parties, from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Senior Subordinated Secured Parties or the Junior Subordinated Secured Parties, as applicable, including, without limitation, the seeking by the Senior Subordinated Secured Parties or the Junior Subordinated Secured Parties of adequate protection or the asserting by any Senior Subordinated Secured Parties or Junior Subordinated Secured Parties of any of its rights and remedies under the Senior Subordinated Note Indenture or the Junior Subordinated Note Indenture, as the case may be.

            14.3 Preference Issues. If any Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of any Grantor, any amount (a "Recovery"), then the Secured Obligations of such Secured Party shall be reinstated to the extent of such Recovery and such Secured Party shall be entitled to receive payment in full of all such recovered amounts. If this Security and Intercreditor Agreement shall have been terminated prior to such Recovery, this Security and Intercreditor Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto.

         15. NO WAIVER AND UNCONDITIONAL OBLIGATION

            15.1 No Waiver of Provisions.

            (a) No right of the Collateral Agent to enforce any provision of this Security and Intercreditor Agreement shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Grantors or by any act or failure to act by any Secured Party or the Collateral Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Security and Intercreditor Agreement, any of the Loan Documents, the Senior Subordinated Note Indenture or the Junior Subordinated Note Indenture, regardless of any knowledge thereof which the Collateral Agent or Secured Parties, or any of them, may have or be otherwise charged with.

            (b) Each of the Senior Subordinated Secured Parties and Junior Subordinated Secured Parties also agrees that the Credit Agreement Secured Parties and the Collateral Agent shall have no liability to the Senior Subordinated Secured Parties and Junior Subordinated Secured Parties, and each of the Senior Subordinated Secured Parties and Junior Subordinated Secured Parties hereby waives any claim against any Credit Agreement Secured Party or the Collateral Agent, arising out of any and all actions which any of the Credit Agreement Secured Parties or the Collateral Agent may take or permit or omit to take with respect to (i) the Loan Documents, (ii) the collection of the Credit Agreement Obligations or (iii) the foreclosure upon, or sale, liquidation or other disposition of, the Collateral (except only, in the case of Collateral, to the extent such foreclosure, sale, liquidation or other disposition is not made in a commercially reasonable manner in accordance with the Code except to the extent permitted by law to be waived herein). Each of the Senior Subordinated Secured Parties and Junior Subordinated Secured Parties agrees that the Credit Agreement Secured Parties and Collateral Agent have no duty to them in respect of the maintenance or preservation of the Collateral.

            (c) Each of the Junior Subordinated Secured Parties also agrees that the Senior Subordinated Secured Parties and the Collateral Agent shall have no liability to the Junior Subordinated Secured Parties, and each of the Junior Subordinated Secured Parties hereby waives any claim against any Senior Subordinated Secured Parties or the Collateral Agent, arising out of any and all actions which any of the Senior Subordinated Secured Parties or the Collateral Agent may take or permit or omit to take with respect to (i) the Senior Subordinated Note Indenture, (ii) the collection of the Senior Note Obligations or (iii) the foreclosure upon, or sale, liquidation or other disposition of, the Collateral (except only, in the case of Collateral, to the extent such foreclosure, sale, liquidation or other disposition is not made in a commercially reasonable manner in accordance with the Code except to the extent permitted by law to be waived herein). Each of the Junior Subordinated Secured Parties agrees that the Senior Subordinated Secured Parties and Collateral Agent have no duty to them in respect of the maintenance or preservation of the Collateral.

            (d) Unless and until the Credit Agreement Obligations are paid in full and the Commitments under the Credit Agreement have been terminated, each of the Senior Subordinated Secured Parties and Junior Subordinated Secured Parties agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshaling, appraisal, valuation or other similar right that may otherwise be available under applicable law or any other similar rights a secured creditor may have under applicable law with respect to the Collateral.

            (e) Unless and until the Senior Note Obligations are paid in full, each of the Junior Subordinated Secured Parties agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshaling, appraisal, valuation or other similar right that may otherwise be available under applicable law or any other similar rights a secured creditor may have under applicable law with respect to the Collateral.

            15.2 Obligations Unconditional.

            (a) All rights, interests, agreements and obligations of the Collateral Agent, Trustees, and Secured Parties, respectively, hereunder shall remain in full force and effect irrespective of:

                  (i) any lack of validity or enforceability of any Loan Documents, Senior Subordinated Note Indenture or Junior Subordinated
         Note Indenture;

                  (ii) any change in the time, manner or place of payment of, or in any other terms of, all or any of the Credit Agreement Obligations or other Secured Obligations, or any amendment or waiver or other modification, including, without limitation, any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the Credit Agreement, any of the other Loan Documents, the Senior Subordinated Note Indenture, or the Junior Subordinated Note Indenture;

                  (iii) any exchange, release or nonperfection of any security interest in any Collateral or any other collateral, or any release, amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Secured Obligations or any guarantee thereof;

                  (iv) the commencement of any Insolvency or Liquidation Proceeding; or

                  (v) any other circumstances which otherwise might constitute a defense available to, or a discharge of, either Grantor or any Credit Party in respect of the Secured Obligations;

provided, however, that nothing in this Section 15.2 shall be construed to modify or amend the provisions of Section 13.2 of the Credit Agreement.

         16. GRANT OF LICENSE TO USE INTELLECTUAL PROPERTY COLLATERAL. For the purpose of enabling Collateral Agent to exercise rights and remedies under
Section 10 hereof (including, without limiting the terms of Section 10 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of Collateral) at such time as Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to Collateral Agent, for the benefit of Collateral Agent and the other Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

         17. LIMITATION ON COLLATERAL AGENT'S AND SECURED PARTIES' DUTY IN RESPECT OF COLLATERAL. Collateral Agent and each other Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Neither Collateral Agent nor any other Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any collateral agent or nominee of Collateral Agent or such other Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

         18. REINSTATEMENT. This Security and Intercreditor Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

         19. AGENCY

            19.1 Appointment as Collateral Agent.

            (a) The Lenders, Agent, Junior Subordinated Indenture Trustee and the Senior Subordinated Indenture Trustee hereby appoint HSBC Bank USA, National Association to act as Collateral Agent for the Secured Parties hereunder and under the other Transaction Documents to which it is a party. The provisions of this Section 19.1 are solely for the benefit of Collateral Agent and the other Secured Parties and no Grantor nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Security and Intercreditor Agreement and under the other Transaction Documents to which it is a party, Collateral Agent shall act solely as an agent of the Secured Parties and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Grantor or any other Person and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of Collateral Agent shall be read into this Security and Intercreditor Agreement or the other Transaction Documents or otherwise exist against Collateral Agent. Collateral Agent shall have no duties or responsibilities except for those expressly set forth in this Security and Intercreditor Agreement. If, pursuant to any provision of the Transaction Documents, the Collateral Agent may take an action, it is not obligated to do so. The duties of Collateral Agent shall be mechanical and administrative in nature and Collateral Agent shall not have, or be deemed to have, by reason of this Security and Intercreditor Agreement or otherwise a fiduciary relationship in respect of any Secured Party or any other Person. Neither Collateral Agent nor any of its Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Secured Party for any action taken or omitted to be taken by it hereunder or under the other Transaction Documents, or in connection herewith or therewith, except for damages caused by its or their own gross negligence or willful misconduct.

            (b) If Collateral Agent shall request instructions from the Required Secured Parties, the Unanimous Secured Parties, or any Secured Party Group with respect to any act or action (including failure to act) in connection with this Security and Intercreditor Agreement or the other Transaction Documents, then Collateral Agent shall be entitled to refrain from such act or taking such action unless and until Collateral Agent shall have received instructions from the applicable party or parties, and Collateral Agent shall not incur liability to any Person by reason of so refraining. Collateral Agent shall be fully justified in failing or refusing to take any action hereunder or under the other Transaction Documents (i) if such action would be contrary to law or the terms of this Security and Intercreditor Agreement or the instructions of the Required Secured Parties, the Unanimous Secured Parties, or any Secured Party Group, as applicable or (ii) if Collateral Agent shall not first be indemnified to its reasonable satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Secured Party shall have any right of action whatsoever against Collateral Agent as a result of Collateral Agent acting in good faith or refraining from acting in accordance with the instructions of the Required Secured Parties, the Unanimous Secured Parties, or any Secured Party Group, as applicable.

            19.2 Reliance by the Collateral Agent.

            (a) The Collateral Agent may consult with counsel and any advice of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder or under the other Transaction Documents in accordance therewith. The

Collateral Agent may rely upon the advice and statements of independent accountants and other experts selected by the Collateral Agent with reasonable care.

            (b) The Collateral Agent may rely, and shall be fully protected in acting, upon any resolution, statement, certificate, instrument, opinion, direction, instruction, report, notice, request, consent, order, bond or other paper or document which it believes to be genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties. In the absence of its gross negligence or willful misconduct (to the extent a court of competent jurisdiction shall have so determined by a final non-appealable judgment), the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Collateral Agent and conforming to the requirements of this Security and Intercreditor Agreement or any other Transaction Documents.

            (c) The Collateral Agent shall not be under any obligation to exercise any of the rights or powers vested in the Collateral Agent by the Transaction Documents unless the Collateral Agent shall have been provided adequate security and indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction, including such advances as may be requested by the Collateral Agent.

            (d) The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document.

            19.3 Resignation or Removal of the Collateral Agent

            (a) The Collateral Agent may at any time, (i) by giving thirty (30) days' prior written notice to the other Secured Parties and the Grantors, resign and be discharged of the responsibilities hereby created, such resignation to become effective upon the appointment of a successor collateral agent or collateral agents by the Unanimous Secured Parties and the acceptance of such appointment by such successor collateral agent or collateral agents, or (ii) be removed from its capacity as the Collateral Agent with or without cause by the Unanimous Secured Parties. If no successor collateral agent or collateral agents shall be appointed and approved within thirty (30) days from the date of the giving of the aforesaid notice of resignation or within thirty (30) days from the date of such removal, the Collateral Agent or any other Secured Party may apply to any court of competent jurisdiction to appoint a successor collateral agent or collateral agents to act hereunder or under the other Transaction Documents. Any successor collateral agent or collateral agents so appointed by such court shall immediately and without further act be superseded by any successor collateral agent or collateral agents appointed by the Unanimous Secured Parties upon the acceptance of such appointment by such successor collateral agent or collateral agents.

            (b) If at any time the Collateral Agent shall resign or otherwise become incapable of acting, or if at any time a vacancy shall occur in the office of the Collateral Agent by virtue of the removal of the Collateral Agent pursuant to clause (ii) of Section 19.3(a) or for any other cause, a successor collateral agent or collateral agents shall be appointed by the Unanimous Secured Parties, and the powers, duties, authority and title of the predecessor collateral agent or collateral agents shall be terminated and cancelled without procuring the resignation of such predecessor collateral agent or collateral agents, and without any other formality.

            (c) The appointment referred to in paragraph (b) above shall be full evidence of the right and authority to make the same, and this Security and Intercreditor Agreement shall vest in such successor collateral agent or collateral agents, without any further act, deed or conveyance, all of the estate and title of its predecessor or their predecessors, and the successor collateral agent or collateral agents shall become fully vested with all the estates, properties, rights, powers, duties, authority and title of its predecessor or their predecessors, but such predecessor or predecessors shall, nevertheless, on the written request of the Unanimous Secured Parties, the Grantors or its or their successor collateral agent or collateral agents, execute and deliver an instrument transferring to such successor or successors all the estates, properties, rights, powers, duties, authority and title of such predecessor or predecessors hereunder. Each such predecessor or predecessors shall deliver all Collateral held by it or them to such successor collateral agent or collateral agents.

            (d) Any required filing for record of the instrument appointing a successor collateral agent or collateral agents as hereinabove provided shall be at the expense of the Grantors. The resignation of any collateral agent or collateral agents and the instrument or instruments removing any collateral agent or collateral agents, together with all other instruments, deeds and conveyances provided for in this Section 19.3 shall, if required by law, be forthwith recorded, registered and filed by and at the expense of the Grantors, wherever this Security and Intercreditor Agreement is recorded, registered and filed.

            19.4 Merger of the Collateral Agent. Any Person into which the Collateral Agent may be merged, or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Collateral Agent shall be a party, shall be the Collateral Agent under this Security and Intercreditor Agreement and under the other Transaction Documents without the execution or filing of any paper or any further act on the part of the parties hereto.

            19.5 Delegation of Duties. The Collateral Agent may execute any of its duties under the Transaction Documents by or through receivers, agents or attorneys-in-fact. The Collateral Agent shall not be responsible for the negligence or misconduct of any receivers, agents or attorneys-in-fact selected by it with reasonable care.

            19.6 Exculpatory Provisions. The Collateral Agent shall not be responsible in any manner to any of the Secured Parties or any other Person for any recitals, statements, representations or warranties made by any Grantor or Credit Party contained in the Transaction Documents or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, the Transaction Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Security and Intercreditor Agreement, any other Transaction Documents or the Collateral, or for any failure of any Grantor or Credit Party to perform its obligations hereunder or under any other document. The Collateral Agent shall not be required to initiate or conduct any litigation or collection or other proceeding under the Transaction Documents. The Collateral Agent shall not be under any obligation to any

Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Security and Intercreditor Agreement, any other Transaction Documents or any other document, or to inspect the properties, books or records of any Grantor or Credit Party. The Collateral Agent shall have the right at any time to seek instructions from the Required Secured Parties, the Unanimous Secured Parties, or any Secured Party Group, as applicable, with respect to the administration of this Security and Intercreditor Agreement and the other Transaction Documents. Anything to the contrary notwithstanding, in no event shall the Collateral Agent be liable to any Person under the Transaction Documents for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Agent has been advised of the likelihood of such loss or damage.

            19.7 Notice of Default. The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any default or Event of Default unless a Responsible Officer (as defined in the Senior Subordinated Notes Indenture and the Junior Subordinated Notes Indenture) of such Person has received notice from a Secured Party or either Grantor which refers to this Security and Intercreditor Agreement, describing such default or Event of Default and stating that such notice is a "notice of default." In the event that the Collateral Agent receives such a notice, the Collateral Agent shall promptly deliver copies thereof to each other Secured Party. The Collateral Agent shall take such action with respect to such default or Event of Default as shall be directed by the Required Secured Parties. The Collateral Agent shall not be liable with respect to any action it takes or fails to take in good faith in accordance with a direction from the Required Secured Parties under this Security and Intercreditor Agreement or the other Transaction Documents.

            19.8 Indemnification. Notwithstanding anything to the contrary contained in this Security and Intercreditor Agreement or any other Transaction Documents, in the event the Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Collateral Agent shall not be required to commence any such action or exercise any such remedy if the Collateral Agent has determined in good faith that the Collateral Agent may incur liability under any Environmental Laws, Environmental Permits or Environmental Liabilities as the result of the presence at, or release on or from, the Collateral, of any Hazardous Materials unless the Collateral Agent has received security or indemnity in an amount and in a form all reasonably satisfactory to the Collateral Agent in its sole discretion, protecting the Collateral Agent from all such liability. The Collateral Agent shall at any time, upon reasonable notice to the Secured Parties, be entitled to cease taking any action if it no longer reasonably deems any indemnity, security or undertaking to be sufficient.

            19.9 Collateral Agent in its Individual Capacity. The Collateral Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Grantors and the Credit Parties as though the Collateral Agent were not the Collateral Agent hereunder.

            19.10 Actions by the Collateral Agent.

            (a) In each case that the Collateral Agent may or is required hereunder or under the other Transaction Documents to take any action (an "Action"), including without limitation to make any determination or judgment, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or thereunder, the Collateral Agent may seek direction from the Required Secured Parties, the Unanimous Secured Parties, or any Secured Party Group, as applicable. If the Collateral Agent shall request direction from the Required Secured Parties, the Unanimous Secured Parties, or any Secured Party Group, as applicable, with respect to any Action, the Collateral Agent shall be entitled to refrain from such Action unless and until such Collateral Agent shall have received direction from the Required Secured Parties, the Unanimous Secured Parties, or any Secured Party Group, as applicable, and the Collateral Agent shall not incur liability to any Person by reason of so refraining.

            (b) Notwithstanding anything to the contrary in the Transaction Documents, in no event shall the Collateral Agent be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by the Transaction Documents (including without limitation any financing or continuation statements or similar documents or instruments under the Code), nor shall the Collateral Agent be responsible for, and the Collateral Agent makes no representation regarding, the validity, effectiveness or priority of this Security and Intercreditor Agreement, or any other Transaction Documents or the security interests or Liens intended to be created hereby or thereby.

            (c) Any direction, request, notice, consent or other action provided or permitted by the Transaction Documents to be given, made or taken by the Required Secured Parties, the Unanimous Secured Parties, or any Secured Party Group may be embodied in or evidenced by one or more instruments of substantially similar tenor signed by the applicable party or parties in person or by an agent thereof duly appointed in writing; and such action, except as otherwise expressly provided herein, shall become effective when such instrument or instruments are delivered to the Collateral Agent. The fact and date of the execution of any such instrument or writing may be proved in any manner that the Collateral Agent deems sufficient.

            (d) The Collateral Agent shall be under no obligation to exercise any of the rights or powers vested in it by the Transaction Documents at the request or direction of any of the Secured Parties, unless such Secured Parties shall have offered to the Collateral Agent reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance of such request or direction.

         20. MISCELLANEOUS.

            20.1 Conflicts. In the event of any conflict between the provisions of this Security and Intercreditor Agreement and the provisions of the Senior Subordinated Note Indenture or Junior Subordinated Note Indenture with respect to the Collateral or the Liens granted herein, the provisions of this Security and Intercreditor Agreement shall govern. It is further expressly understood that the Lien subordination and other terms referred to herein shall not in any way modify or relieve the Grantors of or from any liability or obligation that the Grantors may have (i) to the Credit Agreement Secured Parties under the Credit Agreement and any other Loan Document, (ii) to the Senior Subordinated Secured Parties under the Senior Subordinated Note Indenture or (iii) to the Junior Subordinated Secured Parties under the Junior Subordinated Note Indenture.

            20.2 Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Security and Intercreditor Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Transaction Documents or as follows:

         If to TAC:        Trenwick America LLC
                           One Canterbury Green
                           Stamford, Connecticut  06901

         If to Litigation Trust:    Managing Trustee, Trenwick America
                                    Litigation Trust
                                    Tejas Securities Group, Inc.
                                    112 E. Pecan, Suite 1510
                                    San Antonio, TX 78205
                                    Attn: Morris D. Weiss, Esq.

         If to Collateral Agent:    to Corporate Trust Office

         If to Agent:      [                         ]

         If to Senior Subordinated Indenture Trustee: to Corporate Trust Office (as defined in the Senior Subordinated Note Indenture).

         If to Junior Subordinated Indenture Trustee: to Corporate Trust Office (as defined in the Junior Subordinated Note Indenture).

            20.3 Severability. Whenever possible, each provision of this Security and Intercreditor Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Security and Intercreditor Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Security and Intercreditor Agreement. This Security and Intercreditor Agreement sets forth the complete understanding and agreement of Collateral Agent, the other Secured Parties and Grantors with respect to the matters referred to herein and therein.

            20.4 No Waiver; Cumulative Remedies. Neither Collateral Agent nor any other Secured Party shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Collateral Agent and then only to the extent therein set forth. A waiver by Collateral Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Collateral Agent would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Collateral Agent or any other Secured Party, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Security and Intercreditor Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Collateral Agent (acting at the written direction of the Unanimous Secured Parties) and Grantors.

            20.5 Limitation by Law. All rights, remedies and powers provided in this Security and Intercreditor Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security and Intercreditor Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security and Intercreditor Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

            20.6 Termination of This Security and Intercreditor Agreement. Subject to Section 18 hereof, this Security and Intercreditor Agreement shall terminate upon the payment in full of all Secured Obligations and termination of the Commitments under the Credit Agreement.

            20.7 Successors and Assigns. This Security and Intercreditor Agreement and all obligations of Grantors hereunder shall be binding upon the successors and assigns of each Grantor (including any debtor-in-possession on behalf of such Grantor) and shall, together with the rights and remedies of Collateral Agent, for the benefit of Collateral Agent and the other Secured Parties hereunder, inure to the benefit of Collateral Agent and the other Secured Parties, all future holders of any instrument evidencing any of the Secured Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to Collateral Agent, for the benefit of Collateral Agent and the other Secured Parties, hereunder. No Grantor may assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Security and Intercreditor Agreement.

            20.8 Counterparts. This Security and Intercreditor Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

            20.9 Governing Law. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS SECURITY AND INTERCREDITOR AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH GRANTOR HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR

AND DETERMINE ANY CLAIMS OR DISPUTES AMONG GRANTORS, COLLATERAL AGENT AND THE OTHER SECURED PARTIES PERTAINING TO THIS SECURITY AND INTERCREDITOR AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, THE SENIOR SUBORDINATED NOTE INDENTURE OR THE JUNIOR SUBORDINATED NOTE INDENTURE OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS SECURITY AND INTERCREDITOR AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, THE SENIOR SUBORDINATED NOTE INDENTURE OR THE JUNIOR SUBORDINATED NOTE INDENTURE, PROVIDED, THAT COLLATERAL AGENT, THE OTHER SECURED PARTIES AND GRANTORS ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY, AND, PROVIDED, FURTHER, NOTHING IN THIS SECURITY AND INTERCREDITOR AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE COLLATERAL AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF COLLATERAL AGENT. EACH GRANTOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH GRANTOR HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH GRANTOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH GRANTOR AT THE ADDRESS SET FORTH IN SECTION 20.2 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

            20.10 Waiver of Jury Trial. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT DISPUTES ARISING HEREUNDER OR RELATING HERETO BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG COLLATERAL AGENT, THE OTHER SECURED PARTIES, AND GRANTORS ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED IN CONNECTION WITH, THIS SECURITY AND INTERCREDITOR AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, THE SENIOR SUBORDINATED NOTE INDENTURE, THE JUNIOR SUBORDINATED NOTE INDENTURE OR THE TRANSACTIONS RELATED HERETO OR THERETO.

            20.11 Section Titles. The Section titles contained in this Security and Intercreditor Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

            20.12 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Security and Intercreditor Agreement. In the event an ambiguity or question of intent or interpretation arises, this Security and Intercreditor Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Security and Intercreditor Agreement.

            20.13 Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Security and Intercreditor Agreement and, specifically, the provisions of Section 20.9 and Section 20.10, with its counsel.

            20.14 Benefit of Secured Parties. All Liens granted or contemplated hereby shall be for the benefit of Collateral Agent and the other Secured Parties as applicable, and all proceeds or payments realized from Collateral in accordance herewith shall be applied pursuant to Section 11.

            20.15 Payment of Expenses and Indemnity.

         The Grantors shall, on a joint and several basis, pay all annual fees and out-of-pocket costs and expenses of the Collateral Agent in connection with
(i) the negotiation, preparation, execution, delivery and administration of this Security and Intercreditor Agreement, the other Transaction Documents and the documents and instruments referred to herein and therein, (ii) the creation, perfection and protection of the Collateral Agent's Liens in the Collateral,
(iii) any amendment, waiver or consent relating to this Security and Intercreditor Agreement or the other Transaction Documents (including, without limitation, as to each of the foregoing, the reasonable fees and disbursements of counsel to the Collateral Agent (including those incurred in any bankruptcy proceeding)).

         The Grantors shall pay, on a joint and several basis, all out-of-pocket costs and expenses of the Collateral Agent in connection with the preservation of rights under, and enforcement of, this Security and Intercreditor Agreement, the other Transaction Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for the Collateral Agent).

         The Grantors shall pay, on a joint and several basis, and hold the Collateral Agent harmless from and against, any and all present and future stamp, excise, mortgage recording and other similar taxes and fees with respect to the foregoing matters and hold the Collateral Agent harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes.

         The Grantors shall indemnify, on a joint and several basis, the Collateral Agent and its officers, directors, employees, representatives and agents (each an "Indemnitee") from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitee) that may at any time (including, without limitation, at any time following the payment of the Secured Obligations) be imposed on, asserted against or incurred by any Indemnitee as a result of, or arising out of, or in any way related to or by reason of, (i) any of the transactions contemplated hereby or by the other Transaction Documents or the execution, delivery or performance of this Security and Intercreditor Agreement or the other Transaction Documents or any document contemplated herein or therein, (ii) any violation by any Grantor or Credit Party of any applicable Environmental Law or Environmental Permit, (iii) any Environmental Liability arising out of the management, use, control, ownership or operation of property or assets by any Grantor or Credit Party, including, without limitation, all on-site and off-site activities involving Hazardous Materials, (iv) the breach of any environmental representation or warranty set forth in any document, (v) the grant to the Secured Parties of any Lien in any property or assets of the Grantors or any equity interest in the Grantors, and (vi) the exercise by the Secured Parties of their rights and remedies (including, without limitation, foreclosure) under any agreements creating any such Lien (but excluding, in each case, as to any Indemnitee, any such losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements to the extent caused by reason of the gross negligence or willful misconduct of such Indemnitee). The Grantors' obligations under this Section shall survive the repayment of all Secured Obligations, the termination of this Security and Intercreditor Agreement and the resignation or removal of the Collateral Agent.

         The parties hereto hereby agree and acknowledge that the Collateral Agent shall not assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever (collectively, "Liabilities"), pursuant to any Environmental Laws as a result of this Security and Intercreditor Agreement, any other Transaction Documents, any other document or any actions taken pursuant hereto or thereto. Further, the parties hereto hereby agree and acknowledge that in the exercise of its rights under this Security and Intercreditor Agreement or any other Transaction Documents, the Collateral Agent may hold or obtain indicia of ownership primarily to protect the security interest of the Collateral Agent in the Collateral, and that any such actions taken by the Collateral Agent shall not be construed as or otherwise constitute any participation in the management of such Collateral, as those terms are defined in Section 101(20)(E) of CERCLA.

            20.16 Voting by Holders of the Junior Subordinated Notes. Notwithstanding anything contained herein, to the extent that a vote of the holders of the Junior Subordinated Notes is sought during the term of this Security and Intercreditor Agreement, each member of the LoC Bank Group (as defined in the Plan of Reorganization) (each, an "LoC Bank") shall be entitled to a vote equal to its pro rata share of the Junior Subordinated Notes, which votes shall be made by each LoC Bank conveying its votes in writing to the administrative agent for the then-current members of the LoC Bank Group (the "LoC Bank Group Administrative Agent"), who shall collect such votes and transmit them to the appropriate party under this Security and Intercreditor Agreement.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Security and Intercreditor Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

                                           GRANTORS:

                                           TRENWICK AMERICA LLC



                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------



                                           TRENWICK AMERICA LITIGATION TRUST



                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------



                                           COLLATERAL AGENT:

                                           HSBC BANK USA, NATIONAL ASSOCIATION



                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------



                                          SENIOR SUBORDINATED INDENTURE TRUSTEE:

                                          HSBC BANK USA, NATIONAL ASSOCIATION



                                          By:
                                              ----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                          JUNIOR SUBORDINATED INDENTURE TRUSTEE:

                                          HSBC BANK USA, NATIONAL ASSOCIATION



                                          By:
                                                --------------------------------
                                          Name:
                                                --------------------------------
                                          Title:
                                                 -------------------------------

                                          LENDERS:

                                          [AGENT]



                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                    EXHIBIT A

                                POWER OF ATTORNEY

         This Power of Attorney is executed and delivered by ______________________, a _____________________ corporation ("Grantor") to HSBC
Bank USA, National Association, a national banking association (hereinafter referred to as "Attorney"), as Collateral Agent for the benefit of Collateral Agent and Secured Parties, under a Security and Intercreditor Agreement, a Credit Agreement and other related documents, [a Senior Subordinated Note Indenture, and a Junior Subordinated Note Indenture,]1 all dated as of __________________ (collectively, the "Indebtedness Documents"). No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from Grantor as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and Grantor irrevocable waives any right to commence any suit or action, in law or equity, against any person or entity which acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The power of attorney granted hereby is coupled with an interest, and may not be revoked or canceled by Grantor without Attorney's written consent.

                  Grantor hereby irrevocably constitutes and appoints Attorney (and all officers, employees or collateral agents designated by Attorney), with full power of substitution, as Grantor's true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Grantor and in the name of Grantor or in its own name, from time to time in Attorney's discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of the Indebtedness Documents and, without limiting the generality of the foregoing, Grantor hereby grants to Attorney the power and right, on behalf of Grantor, without notice to or assent by Grantor, and at any time, to do the following: (a) change the mailing address of Grantor, open a post office box on behalf of Grantor, open mail for Grantor, and ask, demand, collect, give acquittances and receipts for, take possession of, endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices in connection with any property of Grantor; (b) effect any repairs to any asset of Grantor, or continue or obtain any insurance and pay all or any part of the premiums therefor and costs thereof, and make, settle and adjust all claims under such policies of insurance, and make all determinations and decisions with respect to such policies; (c) pay or discharge any taxes, liens, security interests, or other encumbrances levied or placed on or threatened against Grantor or its property; (d) defend any suit, action or proceeding brought against Grantor if Grantor does not defend such suit, action or proceeding or if Attorney believes that Grantor is not pursuing such defense in a manner that will maximize the recovery to Attorney, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as may be appropriate; (e) file or prosecute any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or

----------
1 Delete for the Litigation Trust.

take any other action for the purpose of collecting any and all such moneys due to Grantor whenever payable and to enforce any other right in respect of Grantor's property; (f) cause the certified public accountants then engaged by Grantor to prepare and deliver to Attorney at any time and from time to time, promptly upon Attorney's request, the following reports: (1) a reconciliation of all accounts, (2) an aging of all accounts, (3) trial balances, (4) test verifications of such accounts as Attorney may request, and (5) the results of each physical verification of inventory; (g) communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of such Grantor in and under the Contracts and other matters relating thereto; (h) to file such financing statements with respect to the Security and Intercreditor Agreement, with or without Grantor's signature, or to file a photocopy of the Security and Intercreditor Agreement in substitution for a financing statement, as may be appropriate and to execute in Grantor's name such financing statements and amendments thereto and continuation statements which may require the Grantor's signature; and (i) execute, in connection with any sale provided for in any Indebtedness Document, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral and to otherwise direct such sale or resale, all as though Attorney were the absolute owner of the property of Grantor for all purposes, and to do, at Attorney's option and Grantor's expense, at any time or from time to time, all acts and other things that may be reasonably necessary to perfect, preserve, or realize upon Grantor's property or assets and Attorney's Liens thereon, all as fully and effectively as Grantor might do. Grantor hereby ratifies, to the extent permitted by law, all that said Attorney shall lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, this Power of Attorney is executed by Grantor, and Grantor has caused its seal to be affixed pursuant to the authority of its board of directors this _____________ day of ______________________.



                                          [GRANTOR]



                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------





                            NOTARY PUBLIC CERTIFICATE

         On this _____ day of ______________, 200_, [officer's name] who is personally known to me appeared before me in his/her capacity as the [title] of [Grantor] ("Grantor") and executed on behalf of Grantor the Power of Attorney in favor of [____________] to which this Certificate is attached.


                                             -----------------------------------
                                             Notary Public

                                     ANNEX A
                                       TO
                      SECURITY AND INTERCREDITOR AGREEMENT

                             CASH MANAGEMENT SYSTEM

         Each Grantor shall use its commercially reasonable efforts to establish and maintain the cash management systems described below (the "Cash Management System"):

         (a) On or before the Closing Date and until the date when all of the Secured Obligations have been paid in full and the Commitments under the Credit Agreement have terminated, each Grantor shall (i) establish blocked accounts ("Blocked Accounts") at one or more of the banks identified in Schedule V of the Security and Intercreditor Agreement (each, a "Relationship Bank") and (ii) promptly deposit or cause to be deposited, and in any event no later than the first Business Day after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all Collateral into one or more Blocked Accounts.

         (b) Each Grantor may maintain, in its name, an account (each a "Disbursement Account" and collectively, the "Disbursement Accounts") at a bank reasonably acceptable to MBIA, LoC Bank Group Administrative Agent and Agent into which Agent shall, from time to time, deposit proceeds of Term Loans and Revolving Credit Advances made to such Grantor pursuant to Sections 1.1(a) and 1.1(b) of the Credit Agreement for use by such Grantor solely in accordance with the provisions of Section 1.3 of the Credit Agreement.

         (c) On or before the Closing Date (or such later date as Collateral Agent (acting at the written direction of MBIA, LoC Bank Group Administrative Agent and Agent) shall consent to in writing), each bank where a Disbursement Account is maintained and all other Relationship Banks, shall have entered into tri-party blocked account agreements with Collateral Agent, for the benefit of itself and the Secured Parties, and the applicable Grantor thereof, as applicable, which shall become operative on or prior to the Closing Date. Each such blocked account agreement shall provide, among other things, that (i) all items of payment deposited in such account and proceeds thereof are held by such bank as agent or bailee-in-possession for Collateral Agent, on behalf of itself and the other Secured Parties, (ii) the bank executing such agreement has no rights of setoff or recoupment or any other claim against such account, as the case may be, other than for payment of its service fees and other charges directly related to the administration of such account and for returned checks or other items of payment, and (iii) from and after the Closing Date with respect to banks at which a Blocked Account or Disbursement Account is maintained, such bank agrees, from and after the receipt of a notice (an "Activation Notice") from Collateral Agent (which Activation Notice may be given by Collateral Agent (acting at the written direction of the Required Secured Parties) at any time at which a Default or Event of Default has occurred and is continuing under Indebtedness Documents), to forward immediately all amounts in each Blocked Account or Disbursement Account, as applicable, to such account as is designated by Collateral Agent in the Activation Notice.

         (d) So long as no Default or Event of Default has occurred and is continuing under the Indebtedness Documents, Grantors may amend Schedule V of the Security and Intercreditor Agreement to add or replace a Relationship Bank or Blocked Account or to replace any Disbursement Account; provided, that (i) Collateral Agent (acting at the written direction of MBIA, LoC Bank Group Administrative Agent and Agent) shall have consented in writing in advance to the opening of such account with the relevant bank and (ii) prior to the time of the opening of such account, the applicable Grantor and such bank shall have executed and delivered to Collateral Agent a tri-party blocked account agreement, in form and substance reasonably satisfactory to Collateral Agent (acting at the written direction of MBIA, LoC Bank Group Administrative Agent and Agent). Grantors shall close any of their accounts (and establish replacement accounts in accordance with the foregoing sentence) promptly and in any event within 30 days following notice from Collateral Agent (acting at the written direction of MBIA, LoC Bank Group Administrative Agent and Agent) that the creditworthiness of any bank holding an account is no longer acceptable, or as promptly as practicable and in any event within 60 days following notice from Collateral Agent (acting at the written direction of MBIA, LoC Bank Group Administrative Agent and Agent) that the operating performance, funds transfer or availability procedures or performance with respect to accounts of the bank holding such accounts or Collateral Agent's liability under any tri-party blocked account agreement with such bank is no longer acceptable.

         (e) The Blocked Accounts and Disbursement Accounts shall be cash collateral accounts, with all cash, checks and other similar items of payment in such accounts securing payment of the Secured Obligations, and in which each Grantor thereof shall have granted a Lien to Collateral Agent, on behalf of itself and the other Secured Parties, pursuant to this Security and Intercreditor Agreement.

         (f) Each Grantor shall, and shall cause its Affiliates, officers, employees, agents, directors or other Persons acting for or in concert with such Grantor (each a "Related Person"), to (i) hold in trust for Collateral Agent, for the benefit of itself and the other Secured Parties, all checks, cash and other items of payment received by such Grantor or any such Related Person, and
(ii) within 1 Business Day after receipt by such Grantor or any such Related Person of any checks, cash or other items of payment, deposit the same into a Blocked Account of such Grantor; provided, that this provision will not apply to any Related Person to the extent prohibited by an Applicable Insurance Regulatory Authority. Each Grantor and each Related Person thereof acknowledges and agrees that all cash, checks or other items of payment constituting proceeds of Collateral are part of the Collateral. All proceeds of the sale or other disposition of any Collateral shall be deposited directly into the applicable Blocked Accounts.